ENDLESS YOUTH PRODUCTS, INC.

       PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 22, 2000

This proxy is solicited by the board of directors of Endless Youth Products, Inc. (the "Company"). The undersigned hereby appoints David B. Caney and Jacqueline Antin as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of the Company held of record by the undersigned on November 27, 2000, or which the undersigned would otherwise be entitled to vote at the annual meeting to be held on December 22, 2000 and any adjournment thereof, upon all matters that may properly come before the annual meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the annual meeting.

         PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

        HAS YOUR ADDRESS CHANGED?

        ---------------------------------

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        PLEASE MARK VOTES AS IN THIS EXAMPLE   [X]


                          ENDLESS YOUTH PRODUCTS, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the proposals set forth on the reverse of this card.

The undersigned hereby acknowledges receipt of the proxy statement/prospectus and the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 and the amendment thereto, and hereby revokes all previously granted proxies.

RECORD DATE SHARES:


Proposals by the Company:

1.  To approve and adopt the agreement and plan of      FOR   AGAINST   ABSTAIN
    merger, dated as of_________, 2000, among          [  ]    [  ]       [  ]
    Endless Youth Products, Inc., a Nevada
    corporation ("EYPI- Delaware"), Endless Youth
    Products, Ltd., a Bermuda company
    ("EYPI-Bermuda"), and EYPI Merger Corp., pursuant to which EYPI-Bermuda will become the parent holding company of EYPI-Nevada, and to approve the transactions contemplated thereby.

2.  To elect the following nominees as Directors
    of the company for a term of up to three
    years:
              David B. Caney                            FOR   AGAINST   ABSTAIN
                                                       [  ]    [  ]       [  ]
              Jacqueline Antin                          FOR   AGAINST   ABSTAIN
                                                       [  ]    [  ]       [  ]
              Edward Shah                               FOR   AGAINST   ABSTAIN
                                                       [  ]    [  ]       [  ]

3.  To ratify the selection of Beckman Kirkland &       FOR   AGAINST   ABSTAIN
    Whitney as the company's independent               [  ]    [  ]       [  ]
    accountants for the fiscal year ending June
    30, 2001.


Please be sure to sign and date this proxy: Date _________________, 2000


Stockholder sign here ____________________ Co-owner sign here __________________


   Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

 .............DETACH CARD..............................DETACH CARD...............


                          ENDLESS YOUTH PRODUCTS, INC.

Dear Stockholder,

     Please take note of the important information enclosed with this proxy. The proposals to reorganize the company as a Bermuda company, elect directors and select our independent accountants require your immediate attention and approval. This proposal is discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the annual meeting on December 22, 2000.

     Thank you in advance for your prompt consideration of these matters.

                                                        Sincerely,


                                                        Jacqueline Antin
                                                        Chief Financial Officer
                                                        and Secretary